Exhibit 10.1

AMENDMENT NO. 3

TO

IMAC HOLDINGS, INC.

2018 INCENTIVE COMPENSATION PLAN

AMENDMENT NO. 3, dated as of August 30, 2024 (this “Amendment”), to the 2018 Incentive Compensation Plan (as amended, the “Plan”) IMAC Holdings, Inc., a Delaware corporation (the “Corporation”).

WHEREAS, the Corporation maintains the Plan, effective as of May 19, 2018 and as amended thereafter; and

WHEREAS, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its stockholders to amend the Plan in order to increase the maximum number of shares of the Corporation’s common stock, par value $0.01 per share, which may be issued and sold under the Plan from 66,667 to 566,667 shares.

NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows:

1. The Section 4(a) of the Plan shall be revised and amended to read as follows:

“Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 566,667, all of which may be Incentive Stock Options. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.”

2. This Amendment shall be effective as of the date first set forth above.

3. In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

IMAC HOLDINGS, INC.

By:	/s/ Faith Zaslavsky
Name:	Faith Zaslavsky
Title:	Chief Executive Officer